As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-177233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iPayment Holdings, Inc.

iPayment, Inc.

(Exact name of registrant as specified in its charter)

See Table of Additional Registrant Guarantors Below

Delaware	7389	20-4777880
Delaware	7389	62-1847043
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40 Burton Hills Boulevard, Suite 415

Nashville, TN 37215

(615) 665-1858

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Carl A. Grimstad

Chairman of the Board and Chief Executive Officer

iPayment, Inc.

40 Burton Hills Boulevard, Suite 415

Nashville, Tennessee 37215

(615) 665-1858

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Nazim Zilkha, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10.25% Senior Notes due 2018	$400,000,000	100%	$400,000,000	$45,840.00(2)
15.00%/15.00% Senior Notes due 2018	$129,921,875	100%	$129,921,875	$14,889.05(2)
Guarantees of 10.25% Senior Notes due 2018(3)	—	—	—	—(4)

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.
(2)	Previously paid
(3)	See table of additional registrant guarantors below.
(4)	No additional registration fee is due for guarantees pursuant to Rule 467(n) under the Securities Act.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in Their Charters*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
1st National Processing, Inc.	Nevada	62-1848662
Cambridge Acquisition Sub, LLC	Delaware	26-1636248
CardPayment Solutions, L.L.C.	Delaware	06-1702178
CardSync Processing, Inc.	California	95-4764063
E-Commerce Exchange, Inc.	Delaware	33-0875528
iFunds Cash Solutions, LLC	Nevada	26-1177224
iAdvantage, LLC	Delaware	45-2972432
iPayment Acquisition Sub LLC	Delaware	N/A
iPayment of California, LLC	Tennessee	20-0259183
iPayment of Maine, Inc.	Delaware	47-0883973
IPMT Transport, LLC	Delaware	45-2972522
iScan Solutions, LLC	Delaware	26-2244537
MSC Acquisition Sub, LLC	Delaware	26-2345466
NPMG Acquisition Sub, LLC	Delaware	20-3582543
Online Data Corp.	Delaware	36-3267982
PCS Acquisition Sub, LLC	Delaware	20-2107430
Quad City Acquisition Sub, Inc.	Delaware	83-0342988
TS Acquisition Sub, LLC	Delaware	41-2150922

*	The address and telephone number for each of the additional registrants is c/o iPayment, Inc., 40 Burton Hills Boulevard, Suite 415, Nashville, TN 37215 and the telephone number at that address is (615) 665-1858. The primary standard industrial classification number for each of the additional registrants is 7389.

EXPLANATORY NOTE

This Amendment No. 2 is being filed for the purposes of furnishing the interactive data files using eXtensible Business Reporting Language (“XBRL”) contained in Exhibit 101 to the registration statement and refiling Exhibits 5.1, 5.2 and 5.3 to the registration statement. No changes or additions are being made hereby to the prospectus constituting Part I of the registration statement or to Items 20 or 22 of Part II of the registration statement. Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a)	The Delaware Corporations

Under Section 145(a) of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses(including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys; fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL provides that a corporation may set forth in its certificate of incorporation a provision which eliminates or limits a director’s personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, provided that such provision does not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of iPayment, Inc., iPayment Holdings, Inc., iPayment of Maine, Inc. and Online Data Corp., and the amended and restated certificates of incorporation of E-Commerce Exchange, Inc. and Quad City Acquisition Sub, Inc., each include such a provision.

Finally, Section 145(g) of the DGCL enables a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. The certificates of incorporation of iPayment of Maine, Inc. and Online Data Corp., as well as the amended and restated certificates of incorporation of E-Commerce Exchange, Inc. and Quad City Acquisition Sub, Inc. permit each corporation to purchase and maintain such insurance, to the fullest extent permitted by law. We maintain a standard form of directors’ and officers’ liability insurance under which our directors and officers are insured, subject to the limits of the policy.

The bylaws of iPayment, Inc. and iPayment Holding, Inc. provide for indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The certificates of incorporation of iPayment of Maine, Inc. and Online Data Corp., as well as the amended and restated certificates of incorporation of E-Commerce Exchange, Inc. and Quad City Acquisition Sub, Inc. provide that each corporation shall indemnify, and upon request advance expenses to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. The certificates also assert that the rights to indemnification and advancement of expenses set forth in the certificates are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the DGCL, and are intended to be greater than those which are otherwise provided for in the DGCL.

iPayment has entered into indemnification agreements with each of its directors and executive officers which provide that iPayment will, subject to certain exceptions, indemnify and hold harmless, and advance certain expenses to, each director and executive officer to the fullest extent permitted by applicable laws.

(b)	The Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides Delaware limited liability companies with the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Cambridge Acquisition Sub, LLC, CardPayment Solutions, LLC, iScan Solutions, LLC, MSC Acquisition Sub, LLC, NPMG Acquisition Sub, LLC, PCS Acquisition Sub, LLC, and TS Acquisition Sub, LLC require that each company indemnify and hold harmless their board representatives and members and their partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the DLLCA.

The limited liability company agreement of iPayment Acquisition Sub, LLC, requires that the company indemnify and hold harmless any member or manager from and against any and all claims and demands whatsoever.

The limited liability company agreements of iAdvantage, LLC and IPMT Transport, LLC require that the companies indemnify any individual who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer or manager of iAdvantage, LLC or IPMT Transport, LLC, as applicable, against expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with such action, suit or proceeding, to the extent permitted by applicable law. Such right to indemnification also includes the right to advancement of expenses incurred in defending any such action in advance of its final disposition.

(c)	The Nevada Corporation

Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) provides that, subject to certain limited statutory exceptions and unless the articles of incorporation provide for greater liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138(7) of the NRS is not optional and controls even if there is a provision in the articles of incorporation of a Nevada corporation that attempts to establish a different standard of liability.

Under Section 78.7502(1) of the NRS, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Under Section 78.7502(2) of the NRS, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in NRS 78.7502(1) and (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

Section 78.751(2) of the NRS provides that the articles of incorporation, the bylaws or an agreement made by a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Section 78.751(2) of the NRS further provides that the provisions thereof do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Section 78.751(3) of the NRS provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses under NRS78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, under Section 78.751(3) of the NRS, the scope of such indemnification and advancement of expenses shall continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Finally, Section 78.752 enables a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

The articles of incorporation of 1st National Processing, Inc. provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (iii) under NRS 78.300. The articles of incorporation of 1st National Processing, Inc. further provide that if Chapter 78 of the NRS is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of 1st National Processing, Inc. shall be eliminated or limited to the fullest extent permitted by Chapter 78 of the NRS, as so amended.

(d)	The Nevada Limited Liability Company

Under Section 86.411 of the NRS, a Nevada limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Under Section 86.421 of the NRS, a Nevada limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431(1) of the NRS provides that, to the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in NRS 86.411 and 86.421, or in defense of any claim, issue or matter therein, the company shall indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense.

Section 86.431(2) of the NRS provides that any indemnification under NRS 86.411 and 86.421, unless ordered by a court or advanced pursuant to NRS 86.441, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances, and such determination must be made: (a) by the members or managers as provided in the articles of organization or the operating agreement of the company, (b) if there is no provision in the articles of organization or the operating agreement of the company, by a majority in interest of the members who are not parties to the action, suit or proceeding, (c) if a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion; or (d) if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Section 86.441 of the NRS, the articles of organization, the operating agreement or a separate agreement made by a Nevada limited-liability company may provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified by the company. Section 86.441 of the NRS further provides that the provisions thereunder do not affect any rights to advancement of expenses to which personnel of the company other than managers or members may be entitled under any contract or otherwise by law.

Section 86.451 of the NRS provides that indemnification or advancement of expenses authorized in or ordered by a court pursuant to Sections 86.411 to 86.441 of the NRS, inclusive, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 86.421 or for the advancement of expenses made pursuant to NRS 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 86.451 of the NRS further provides that indemnification or advancement of expenses authorized in or ordered by a court pursuant to Sections 86.411 to 86.441 of the NRS, inclusive, continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Under Section 86.461 of the NRS, a limited-liability company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

The operating agreement of iFunds Cash Solutions, LLC provides that, subject to the limitations of the Nevada Limited Liability Company Act (the “NLLCA”), the company shall indemnify and hold harmless, to the full extent permitted by the NLLCA, its member(s) and any agent, affiliate and professional or other advisor of each member, from and against any and all loss, damage, expense (including without limitation fees and expenses of attorneys and other advisors and any court costs incurred by any indemnified person) or liability by reason of anything any indemnified person does or refrains from doing for, or in connection with the business or affairs of, the company (including any loss, damage, expense or liability caused by or attributable to the ordinary or simple negligence, as opposed to gross negligence, of the indemnified person), except to the extent that the loss, damage, expense or liability results primarily from the indemnified person’s gross negligence or willful breach of a material provision of the operating agreement of iFunds Cash Solutions, LLC which in either event causes actual, material damage to the company.

(e)	The California Corporation

Under Section 317(b) of the California Corporations Code (the “CCC”), a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. For the purposes of Section 317 of the CCC, the word “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

Under Section 317(c) of the CCC, a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Under Section 317(d) of the CCC, a corporation must indemnify an agent against expenses actually and reasonably incurred by the agent to the extent that the agent has been successful on the merits in defense of any proceeding referred to in CCC Sections 317(b) or (c) or in defense of any claim, issue, or matter therein.

Section 309 of the CCC enables a corporation to eliminate or limit a director’s personal liability for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders to the extent provided in Section 204(a)(10) of the CCC. Under Section 204(a) (10), a director’s personal liability may not be eliminated or limited (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CCC, or (vii) under Section 316 of the CCC.

Finally, Section 317(i) of the CCC empowers a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability.

The articles of incorporation of Cardsync Processing, Inc. eliminate the liability of directors of the corporation for monetary damages to the fullest extent permissible under California law. They also authorize the corporation to indemnify any agent as the term is defined in Section 317 of the CCC. Furthermore, the articles of incorporation authorize the corporation to provide indemnification in excess of that expressly permitted under Section 317 (including indemnity for breach of duty to the corporation and its shareholders), whether under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent permitted under Section 204(a)(11) of the CCC.

(f)	The Tennessee Limited Liability Company

Under Section 48-243-101(b) of the Tennessee Limited Liability Company Act (the “TLLCA”), a Tennessee limited liability company may indemnify an individual made a party to a proceeding, because such individual is or was a responsible person against liability incurred in the proceeding, if the individual: (a) acted in good faith; and (b) reasonably believed that in the case of conduct in such individual’s official capacity with the company, that such individual’s conduct was in the company’s best interest and in all other cases, that such individual’s conduct was at least not opposed to the company’s best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. Under the TLLCA, a “responsible person” means an individual who is or was a governor of a board-managed limited liability company or a member of a member-managed limited liability company acting pursuant to chapter 238, 239 or 240 of title 48 of the TLLCA or an individual who, while a governor of a board-managed limited liability company or member of a member-managed limited liability company, is or was serving at the company’s request as a governor, manager, director, officer, partner, trustee, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, employee benefit plan or other enterprise.

Section 48-243-101(c) of the TLLCA requires a limited liability company to indemnify a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a responsible person of the company against reasonable expenses incurred by the person in connection with the proceeding. However, Section 48-243-101(b)(4) of the TLLCA prohibits a limited liability company from indemnifying a responsible person in connection with: (i) a proceeding by or in the right of the company in which the responsible person was adjudged liable to the company; or (ii) any other proceeding charging improper personal benefit to such responsible person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. Additionally, Section 48-243-101(i) of the TLLCA prohibits indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its member or for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law.

Section 48-243-101(h) of the TLLCA enables a company to purchase and maintain insurance on behalf of an individual who is or was a responsible person, manager, employee, independent contractor, or agent of the company, or who, while a responsible person, manager, employee, independent contractor, or agent of the company, is or was serving at the request of the LLC as a responsible person, manager, partner, trustee, employee, independent contractor, or agent of another foreign or domestic LLC, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a responsible person, manager, officer, employee, independent contractor, or agent, whether or not the LLC would have power to indemnify such person against the same liability under sections 48-243-101(b) and (c).

The operating agreement of iPayment of California, LLC provides that the company shall be controlled by the default rules of the TLLCA and the provisions of its articles of organization which are silent with respect to indemnification.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits:

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

(b)	Financial Statement Schedules:

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 22.	UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

d. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

e. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

IPAYMENT, INC.

By:	/s/ CARL A. GRIMSTAD
	Name:	Carl A. Grimstad
	Title:	Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL A. GRIMSTAD Carl A. Grimstad	Chairman, Chief Executive Officer and President (Principal Executive Officer)	December 20, 2011

/s/ MARK C. MONACO Mark C. Monaco	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	December 20, 2011

/s/ BRONSON QUON Bronson Quon	Corporate Controller	December 20, 2011

/s/ JOHN A. VICKERS John A. Vickers	Director	December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

IPAYMENT HOLDINGS, INC.

By:	/s/ CARL A. GRIMSTAD
	Name:	Carl A. Grimstad
	Title:	Chief Executive Officer, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL A. GRIMSTAD Carl A. Grimstad	Chief Executive Officer President and Director (Principal Executive Officer)	December 20, 2011

/s/ MARK C. MONACO Mark C. Monaco	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 20, 2011

/s/ JOHN A. VICKERS	Director	December 20, 2011
John A. Vickers

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

1ST NATIONAL PROCESSING, INC. CARDSYNC PROCESSING, INC. CARDPAYMENT SOLUTIONS, L.L.C.

E-COMMERCE EXCHANGE, INC.

IPAYMENT OF MAINE, INC.

NPMG ACQUISITION SUB, LLC ONLINE DATA CORP.

QUAD CITY ACQUISITION SUB, INC.

TS ACQUISITION SUB, LLC

By:	/s/ CARL A. GRIMSTAD
	Name:	Carl A. Grimstad
	Title:	Chief Executive Officer, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL A. GRIMSTAD Carl A. Grimstad	Chief Executive Officer President and Director (Principal Executive Officer)	December 20, 2011

/s/ MARK C. MONACO Mark C. Monaco	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

CAMBRIDGE ACQUISITION SUB, LLC ISCAN SOLUTIONS, LLC MSC ACQUISITION SUB, LLC PCS ACQUISITION SUB, LLC

By:	/s/ CARL A. GRIMSTAD
	Name:	Carl A. Grimstad
	Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL A. GRIMSTAD Carl A. Grimstad	Chief Executive Officer, President and Director (Principal Executive Officer)	December 20, 2011

/s/ Mark C. Monaco Mark C. Monaco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2011

/s/ CARL A. GRIMSTAD	Sole Member	December 20, 2011

IPAYMENT, INC. as Sole Member

By:	CARL A. GRIMSTAD
Title:	Chairman, Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

IPAYMENT OF CALIFORNIA, LLC

By:	/s/ CARL A. GRIMSTAD
	Name:	Carl A. Grimstad
	Title:	Chief Executive Officer, President and Chief Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL A. GRIMSTAD Carl A. Grimstad	Chief Executive Officer, President and Chief Manager (Principal Executive Officer)	December 20, 2011

/S/ MARK C. MONACO Mark C. Monaco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

IPMT TRANSPORT, LLC

By:	/S/ CARL A. GRIMSTAD
Name:	Carl A. Grimstad
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CARL A. GRIMSTAD Carl A. Grimstad	President (Principal Executive Officer)	December 20, 2011

/S/ MARK C. MONACO Mark C. Monaco	Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	December 20, 2011

/S/ CARL A. GRIMSTAD	Sole Member	December 20, 2011

IPAYMENT, INC. as Sole Member

By:	CARL A. GRIMSTAD
Title:	Chairman, Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

IADVANTAGE, LLC

By:	/S/ CARL A. GRIMSTAD
Name:	Carl A. Grimstad
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CARL A. GRIMSTAD Carl A. Grimstad	President (Principal Executive Officer)	December 20, 2011

/S/ MARK C. MONACO Mark C. Monaco	Secretary (Principal Financial Officer and Principal Accounting Officer)	December 20, 2011

/S/ CARL A. GRIMSTAD	Sole Member	December 20, 2011

IPAYMENT, INC. as Sole Member

By:	CARL A. GRIMSTAD
Title:	Chairman, Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on December 20, 2011.

IFUNDS CASH SOLUTIONS, LLC IPAYMENT ACQUISITION SUB LLC

By:	IPAYMENT, INC. as Sole Member

/s/ CARL A. GRIMSTAD
Name:	Carl A. Grimstad
Title:	Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Grimstad, Mark C. Monaco and Bronson Quon, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CARL A. GRIMSTAD Carl A. Grimstad	Chairman, Chief Executive Officer and President of iPayment, Inc. (Principal Executive Officer)	December 20, 2011

/s/ MARK C. MONACO Mark C. Monaco	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment, Inc. (Principal Financial Officer)	December 20, 2011

/s/ BRONSON QUON Bronson Quon	Corporate Controller of iPayment, Inc.	December 20, 2011

/s/ CARL A. GRIMSTAD	Sole Member	December 20, 2011

IPAYMENT, INC. as Sole Member

By:	CARL A. GRIMSTAD
Title:	Chairman, Chief Executive Officer and President

EXHIBITS INDEX

2.1	Agreement and Plan of Merger, dated as of December 27, 2005, among iPayment Holdings, Inc., iPayment MergerCo, Inc. and iPayment, Inc., incorporated by reference to Exhibit 2.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on December 28, 2005, File No. 000-50280.
2.2	Guarantee, dated as of December 27, 2005, by Gregory S. Daily in favor of iPayment, Inc., incorporated by reference to Exhibit 2.2 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on December 28, 2005, File No. 000-50280.
2.3	Guarantee, dated as of December 27, 2005, by Carl A. Grimstad in favor of iPayment, Inc., incorporated by reference to Exhibit 2.3 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on December 28, 2005, File No. 000-50280.
3.1	Certificate of Incorporation of iPayment, Inc., attached as Exhibit A to the Certificate of Merger of iPayment Merger Co., Inc. into iPayment, Inc., incorporated by reference to Exhibit 3.1 of iPayment, Inc.’s Registration Statement on Form S4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.2	Bylaws of Merger Co., as adopted by iPayment, Inc., incorporated by reference to Exhibit 3.2 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.3	Restated Certificate of Incorporation of iPayment Holdings, Inc.†
3.4	Bylaws of iPayment Holdings, Inc.†
3.5	Articles of Incorporation and Articles of Amendment to the Articles of Incorporation of 1st National Processing, Inc. (f/k/a First Acquisition Company), incorporated by reference to Exhibit 3.5 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.6	Amended and Restated Bylaws of 1st National Processing, Inc., incorporated by reference to Exhibit 3.19 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.7	Certificate of Formation of Cambridge Acquisition Sub, LLC.†
3.8	Limited Liability Company Agreement of Cambridge Acquisition Sub, LLC.†
3.9	Certificate of Formation and Certificate of Amendment of CardPayment Solutions, L.L.C. (f/k/a CPS Acquisition, L.L.C.), incorporated by reference to Exhibit 3.11 of iPayment, Inc.’s Registration Statement on Form S4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.10	Limited Liability Company Agreement of CardPayment Solutions, L.L.C., incorporated by reference to Exhibit 3.25 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.11	Articles of Incorporation and Certificate of Amendment of Articles of Incorporation of CardSync Processing, Inc., incorporated by reference to Exhibit 3.3 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.12	Amended and Restated Bylaws of CardSync Processing, Inc., incorporated by reference to Exhibit 3.17 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.13	Amended and Restated Certificate of Incorporation of E-Commerce Exchange, Inc., incorporated by reference to Exhibit 3.4 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.14	Amended and Restated Bylaws of E-Commerce Exchange, Inc., incorporated by reference to Exhibit 3.18 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.15	Articles of Organization of iFunds Cash Solutions, LLC.†
3.16	Operating Agreement of iFunds Cash Solutions, LLC.†
3.17	Certificate of Formation of iAdvantage, LLC.†
3.18	Limited Liability Company Agreement of iAdvantage, LLC.†
3.19	Certificate of Formation of iPayment Acquisition Sub LLC, incorporated by reference to Exhibit 3.12 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.20	Limited Liability Company Agreement of iPayment Acquisition Sub LLC, incorporated by reference to Exhibit 3.26 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.

3.21	Plan of Conversion of iPayment of California, LLC (f/k/a iPayment of California, Inc.), incorporated by reference to Exhibit 3.13 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.22	Operating Agreement of iPayment of California, LLC, incorporated by reference to Exhibit 3.27 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.23	Certificate of Incorporation of iPayment of Maine, Inc., incorporated by reference to Exhibit 3.7 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.24	Bylaws of iPayment of Maine, Inc., incorporated by reference to Exhibit 3.21 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.25	Certificate of Formation of IPMT Transport, LLC.†
3.26	Limited Liability Company Agreement of IPMT Transport, LLC.†
3.27	Certificate of Formation of iScan Solutions, LLC.†
3.28	Limited Liability Company Agreement of iScan Solutions, LLC.†
3.29	Certificate of Formation of MSC Acquisition Sub, LLC.†
3.30	Limited Liability Company Agreement of MSC Acquisition Sub, LLC.†
3.31	Certificate of Formation of NPMG Acquisition Sub, LLC, incorporated by reference to Exhibit 3.16 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.32	Limited Liability Company Agreement of NPMG Acquisition Sub, LLC, incorporated by reference to Exhibit 3.30 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.33	Amended and Restated Certificate of Incorporation of Online Data Corp., incorporated by reference to Exhibit 3.8 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.34	Amended and Restated Bylaws of Online Data Corp., incorporated by reference to Exhibit 3.22 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.35	Certificate of Formation of PCS Acquisition Sub, LLC, incorporated by reference to Exhibit 3.14 of iPayment’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.36	Limited Liability Company Agreement of PCS Acquisition Sub, LLC, incorporated by reference to Exhibit 3.28 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.37	Certificate of Incorporation of Quad City Acquisition Sub, Inc., incorporated by reference to Exhibit 3.9 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.38	Bylaws of Quad City Acquisition Sub, Inc., incorporated by reference to Exhibit 3.23 of iPayment, Inc.’s Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.39	Certificate of Formation of TS Acquisition Sub, LLC, incorporated by reference to Exhibit 3.15 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
3.40	Limited Liability Company Agreement of TS Acquisition Sub, LLC, incorporated by reference to Exhibit 3.29 of iPayment, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 21, 2006, File No. 333-135959.
4.1	Indenture, dated May 6, 2011, among iPayment, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee, including the form of the notes, incorporated by reference to Exhibit 4.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on May 12, 2011.
4.2	Registration Rights Agreement, dated May 6, 2011, among iPayment, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative for the several initial purchasers (incorporated by reference to Exhibit 4.2 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on May 12, 2011).

4.3	Indenture, dated May 6, 2011, among iPayment Holdings, Inc. and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee, including the form of the notes.†
4.4	Registration Rights Agreement, dated May 6, 2011, among iPayment Holdings, Inc. and J.P. Morgan Securities LLC.†
4.5	First Supplemental Indenture, dated October 7, 2011, among iPayment, Inc, the guarantors party thereto and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee.†
5.1	Opinion of White & Case LLP, filed herewith.
5.2	Opinion of Ballard Spahr LLP, filed herewith.
5.3	Opinion of Waller Lansden Dortch & Davis, LLP, filed herewith.
10.1	Credit Agreement, dated as of May 6, 2011, among iPayment, Inc., iPayment Holdings, Inc., the guarantors and lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent, incorporated by reference to Exhibit 10.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on May 12, 2011.
10.2	Security Agreement, dated as of May 6, 2011, among iPayment, Inc., iPayment Holdings, Inc., the guarantors party thereto and JPMorgan Chase Bank N.A., as administrative agent, incorporated by reference to Exhibit 10.2 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on May 12, 2011.
10.3	Pledge Agreement, dated as of May 6, 2011, among iPayment, Inc., iPayment Holdings, Inc., the guarantors party thereto and JPMorgan Chase Bank N.A., as administrative agent, incorporated by reference to Exhibit 10.3 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on May 12, 2011.
10.4	Service Agreement, dated July 1, 2002, between First Data Merchant Services Corporation and iPayment Holdings, Inc., incorporated by reference to Exhibit 10.16 of iPayment, Inc.’s Registration Statement on Form S-1 filed with the SEC on March 4, 2003, File No. 333-101705.
10.5	First Amendment to Service Agreement, dated October 25, 2002, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.17 of iPayment, Inc.’s Registration Statement on Form S-1 filed with the SEC on December 6, 2002, File No. 333-101705
10.6	Second Amendment to Service Agreement, dated as of November 27, 2002, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.6 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.7	Third Amendment to Service Agreement, dated as of January 8, 2004, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.7 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.8	Fourth Amendment to Service Agreement, dated as of May 25, 2004, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.8 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.
10.9	Asset Purchase Agreement, dated December 27, 2004, between iPayment Inc., iPayment Acquisition Sub LLC, First Data Merchant Services Corporation and Unified Merchant Services, incorporated by reference to Exhibit 10.32 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 14, 2005, File No. 000-50280.
10.10	Service Agreement, dated December 27, 2004, between iPayment, Inc. and First Data Merchant Services Corporation, incorporated by reference to Exhibit 10.33 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 14, 2005, File No. 000-50280.*
10.11	Letter Agreement regarding Asset Purchase Agreement and Service Agreement, dated May 1, 2005, among iPayment, Inc., iPayment Acquisition Sub LLC, First Data Merchant Services Corporation and Unified Merchant Services, incorporated by reference to Exhibit 10.11 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.12	Fifth Amendment to Service Agreement, dated as of July 11, 2005, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.12 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.13	Sixth Amendment to Service Agreement, dated as of August 31, 2006, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.13 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*

10.14	Seventh Amendment to Service Agreement, dated as of September 29, 2006, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.14 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.15	Sponsorship Agreement, dated as of January 29, 2007, among iPayment, Inc., First Data Merchant Services Corporation and Wells Fargo Bank, N.A., incorporated by reference to Exhibit 10.1 of iPayment, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2007, File No. 000-50280.*
10.16	Sixth Amendment to Service Agreement dated as of January 29, 2007, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.2 of iPayment, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2007, File No. 000-50280.*
10.17	Letter Amendment No. 1 to Credit Agreement, dated April 19, 2007, among iPayment, Inc. and Bank of America, N.A., incorporated by reference to Exhibit 10.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on May 10, 2007.
10.18	First Data POS Value ExchangeSM Amendment to Service Agreement, dated as of July 12, 2007, by and between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.18 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.19	APRIVA Amendment to Service Agreement, dated as of October 18, 2007, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.19 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.20	Gift Card Amendment to Service Agreement, dated as of October 18, 2007, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.20 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.21	Amendment to Service Agreement, dated as of October 18, 2007, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.21 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.
10.22	Discover Amendment to Service Agreement, dated as of September 2008, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.22 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.
10.23	Ninth Amendment to Service Agreement, dated as of June 11, 2009, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.23 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.24	First Amendment to Service Agreement dated as of October 9, 2009, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.24 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.25	Eighth Amendment to Service Agreement, dated as of October 9, 2009, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.25 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.26	Ninth Amendment to Service Agreement, dated as of November 9, 2009, between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.26 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.*
10.27	Tenth Amendment to Service Agreement, dated as of November 12, 2009, by and between First Data Merchant Services Corporation and iPayment, Inc., incorporated by reference to Exhibit 10.27 of iPayment, Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2011, File No. 000-50280.
10.28	Employment Agreement, dated March 4, 2011, between Mark C. Monaco and iPayment, Inc., incorporated by reference to Exhibit 10.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2011.

10.29	Warrant Agreement, dated as of May 6, 2011, between iPayment Holdings, Inc. and Wilmington Trust FSB, as warrant agent.†
10.30	Separation Agreement and Release, dated as of August 1, 2011, by and between Afshin Yazdian and iPayment, Inc., incorporated by reference to Exhibit 10.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on August 15, 2011.
10.31	Amendment to Service Agreement, dated as of August 25, 2011, between First Data Merchant Services Corporation and iPayment, Inc.†*
10.32	Amendment to Service Agreement, dated as of August 25, 2011, between First Data Merchant Services Corporation and iPayment, Inc.†*
10.33	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.1 of iPayment, Inc.’s Current Report on Form 8-K filed with the SEC on October 7, 2011.
10.34	Executive Nonqualified Excess Plan Document, incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011, File Nos. 000-50280 and 333-177233-19.
10.35	Executive Nonqualified “Excess” Plan Adoption Agreement for the iPayment Deferred Compensation Plan, incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011, File Nos. 000-50280 and 333-177233-19.
10.36	Executive Nonqualified “Excess” Plan Adoption Agreement for the iPayment Executive Retention Plan, incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011, File Nos. 000-50280 and 333-177233-19.
12.1	Computation of ratio of earnings to fixed charges.†
21.1	Subsidiaries of the registrants.†
23.1	Consent of Ernst & Young LLP for iPayment, Inc. and iPayment Holdings, Inc.†
23.2	Consent of White & Case LLP (included in Exhibit 5.1).
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.2).
23.4	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.3).
24.1	Powers of Attorney (included in the signature pages hereto).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) with respect to the indenture governing the 10.25% notes.†
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) with respect to the indenture governing the 15.00%/15.00% notes.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†
99.3	Form of Letter to DTC Participants.†
99.4	Form of Letter to Clients.†
101.INS	XBRL Instance Document, filed herewith.^
101.SCH	XBRL Taxonomy Extension Schema Document, filed herewith.^
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document, filed herewith.^
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.^
101.LAB	XBRL Taxonomy Extension Label Linkbase Document, filed herewith.^
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.^

†	Previously filed.
*	Portions of the exhibit omitted and filed separately with the SEC pursuant to a request for confidential treatment.
^	Pursuant to Rule 406T of Regulation S-T, the XBRL files contained in Exhibit 101 are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.